EXHIBIT 23.1
                                                                   ------------
INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-34533 of MacroChem Corporation of our report dated March 6, 1997, appearing in the Annual Report on Form 10-K of MacroChem Corporation for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/S/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Boston, Massachusetts



October 22, 1997


                                      (21)